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                                                                    Exhibit 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Registration Statement of Mountain National Bancshares, Inc. on Form S-3 of our report dated March 27, 2006 on the consolidated financial statements of Mountain National Bancshares, Inc., which appears in the Annual Report on Form 10-KSB of Mountain National Bancshares, Inc. for the year ended December 31, 2005, and also to the reference to our firm under the heading "Experts" in the prospectus which is a part of this Registration Statement.





                                          /s/ Crowe Chizek and Company LLC


Brentwood, Tennessee
July 12, 2006